Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-282162) and on Form S-8 (File Nos. 333-197498, 333-204549, 333-209831, 333-216202, 333-223146, 333-228246, 333-229732, 333-236680, 333-253431, 333-262948, 333-266455, 333-269818, 333-273754, 333-277049, and 333-280460) of Sage Therapeutics, Inc. of our report dated February 11, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 11, 2025